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                                                                      Exhibit 21



                                Subsidiaries of
                         Tecnol Medical Products, Inc.
                            Date:  February 21, 1997



              Tecnol, Inc. (Delaware)
              TCNL Technologies, Inc. (Delaware)
              La Ada de Acuna, S.A. (Mexico)
              La Compania Que Innova, S.A. de C.V. (Mexico)
              Tecnol International (V.I.) Inc. (Virgin Islands)
              Tecnol New Jersey Wound Care, Inc. (New Jersey)